Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2015, except for Notes 4, 8, and 11 as to which the date is July 7, 2016, with respect to the financial statements of Cabinet Grow, Inc. contained in the Form 10-K for the year ended December 31, 2015 of Cabinet Grow, Inc. We hereby consent to the use of the aforementioned report in the Form 10-K, and to the use of our name as it appears.

D. Brooks and Associates CPA’s, P.A. West Palm Beach, FL January 11, 2017